UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2012

OPKO Health, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 575-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On June 14, 2012, OPKO Health, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). Below is a summary of the proposals and corresponding votes.

1.	All ten nominees were elected to the Board of Directors with each director receiving votes as follows:

Election of Directors	For	Withheld
Phillip Frost, M.D.	228,510,593	1,904,775
Jane H. Hsiao, Ph.D.	227,857,890	2,557,478
Steven D. Rubin	219,576,988	10,846,865
Robert A. Baron	229,288,697	1,126,671
Thomas E. Beier	230,154,983	260,385
Dmitry Kolosov	230,132,404	282,964
Richard A. Lerner, M.D	230,117,760	297,608
John A. Paganelli	222,627,888	7,795,965
Richard C. Pfenniger, Jr.	229,244,530	1,170,838
Alice Lin-Tsing Yu, M.D., Ph.D.	217,647,512	12,776,341

2.	The stockholders voted to approve the Company’s 2007 Equity Incentive Plan for purposes of Internal Revenue Code Section 162(m) as disclosed in the Company’s Proxy Statement for the Annual Meeting. The votes on this proposal were as follows:

For	Against	Abstain
220,806,590	8,248,611	1,360,166

There were no broker non-votes for either proposal. No other matters were considered or voted upon at the Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

June 15, 2012	By:	Adam Logal

Name: Adam Logal
Title: Executive Director of Finance, Chief Accounting Officer Treasurer